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                                                                    EXHIBIT 99.2




FOR IMMEDIATE RELEASE      Contact:              Donna M. Tocci, 617-520-9105
                                                 tocci@collaborative.com
                                                 Lawrence Crimmins, 617-520-9153
                                                 crimmins@collaborative.com
                                                 Christine Eyre, 978-318-4325
                                                 ceyre@onesource.com


             ONESOURCE INFORMATION SERVICES COMPLETES ACQUISITION OF
                   CORPORATE TECHNOLOGY INFORMATION SERVICES


CONCORD, MASS., OCTOBER 1, 1999 - OneSource Information Services, Inc. (NASDAQ:
ONES), the first place professionals go for comprehensive business information on the Web, today announced that it has completed its acquisition of Corporate Technology Information Services, Inc. (CorpTech) for approximately $8 million in cash. CorpTech is a leading provider of high technology company profiles with a special focus on emerging private companies.

"Completing our acquisition of CorpTech and its comprehensive information on privately held, high technology companies better positions OneSource to address our customers' needs and gives us greater control over editorial content," said Dan Schimmel, president and CEO of OneSource Information Services. "Acquisitions and strategic alliances are an important part of our strategy to expand the breadth and depth of our services and enhance our position as a leader in the online business information market."

CorpTech, based in Woburn, Massachusetts, is a leader in private company information, collecting research on more than 50,000 high technology businesses worldwide. With over 4,000 clients, CorpTech generated $5.2 million in revenue during its last fiscal year through multiple channels including the Web, CDs, print and third-party distributors such as OneSource.

ABOUT ONESOURCE INFORMATION SERVICES
OneSource Information Services, Inc. provides Web-based business and financial information to professionals who need quick access to reliable corporate, industry and market intelligence. Its Business Browser product line provides sales, marketing, finance and management professionals with textual information, such as news, trade press, executive biographies and analyst reports. Business Browser products also deliver numeric information such as company financial results, stock quotes and industry statistics. OneSource integrates business and financial information on over one million global public and private companies from more than 25 information providers drawing upon over 2,500 sources of content.

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OneSource Completes CorpTech Acquisition
October 1, 1999
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Business Browser products are designed to address information needs of leading professional and financial services firms, technology companies and other large organizations including American Express, British Telecom, Deloitte & Touche, KPMG, Oracle and SAP. OneSource is headquartered in Concord, MA, with offices across the United States and United Kingdom. Product information is available by calling 1-800-554-5501 in the U.S. and +44 (0)1483 241212 in the UK, and at
www.onesource.com.


This news release contains certain forward-looking statements that are based on the current beliefs and expectations of the company's management, as well as assumptions made by, and information currently available to, the company's management. Such statements include those regarding the company's pursuit of strategic alliances and acquisitions and the enhancement of the company's product offerings. Because such statements involve risks and uncertainties, actual actions and strategies and the timing and expected results thereof may differ materially from those expressed or implied by such forward-looking statements, and the company's future results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. In addition to the factors noted above, other risks, uncertainties, assumptions, and factors that could affect the company's financial results are described in the company's initial public offering prospectus dated May 19, 1999.

OneSource and Business Browser are service marks of OneSource Information Services, Inc. All other products and services are trademarks or service marks of their respective companies.